China Botanic Announces Results of Annual General Meeting

HARBIN, China, April 10, 2012 /PRNewswire-Asia/ -- China Botanic Pharmaceutical Inc. (NYSE AMEX: CBP) ("China Botanic" or the "Company"), a developer, manufacturer and distributor of botanical products, bio-pharmaceuticals and traditional Chinese medicines ("TCM") in China, today announced the results of its annual general meeting of stockholders ("Annual Meeting") held on Tuesday, April 10, 2012 (Beijing Standard Time) in Harbin, China.

At the Annual Meeting, stockholders elected directors Messrs. Shaoming Li, Zack Pan, Bingchun Wu, Changxiong Sun, and Dianjun Pi to serve on the Board of Directors of the Company. Stockholders also ratified the appointment of Windes & McClaughry Accountancy Corporation as the independent registered public accounting firm of the Company for the fiscal year ending October 31, 2012.

About China Botanic Pharmaceutical Inc.

China Botanic Pharmaceutical Inc. is engaged in the research, development, manufacturing, and distribution of botanical products, bio-pharmaceutical products, and traditional Chinese medicines ("TCM"), in the People's Republic of China. All of the Company's products are produced at its three GMP-certified production facilities in Ah City, Dongfanghong and Qingyang. The Company distributes its botanical anti-depression and nerve-regulation products, biopharmaceutical products, and botanical antibiotic and OTC TCMs through its network of over 3,000 distributors and over 70 sales centers across 24 provinces in China. For more information, please visit www.renhuang.com.

Safe Harbor Statement

This press release contains certain statements that may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's beliefs, assumptions and expectations of the Company's future operations and financial performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known that may cause actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition expressed or implied in any forward-looking statements. These forward-looking statements are based on current plans and expectations and are subject to a number of uncertainties including, but not limited to, the Company's ability to manage expansion of its operations effectively, and other factors detailed in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

Company Contact:

China Botanic Pharmaceutical Inc.

David Dong CFO

Email:david@renhuang.com

Ms. Portia Tan, IR Contact

Tel: 86-451-8260-2162

Email: ir@renhuang.com